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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

BAIN CAPITAL SPECIALTY FINANCE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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December [    ], 2018

Dear stockholder:

        You are cordially invited to attend the special meeting (the "Special Meeting") of Bain Capital Specialty Finance, Inc. (the "Company," "we," "us," or "our") to be held at the offices of the Company's Counsel, Dechert LLP, at 100 Oliver Street, Boston, MA 02110, on [Friday], February [1], 2019, at [            ] Eastern Time. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission. At the Special Meeting, you will be asked to approve (i) a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended and (ii) a proposal to approve the second amended and restated investment advisory agreement between the Company and BCSF Advisors, LP (the "Advisor") that includes (i) a tiered management fee structure, (ii) a three-year lookback with respect to the incentive fee on income and (iii) an incentive fee cap with respect to the incentive fee on income.

        The accompanying Notice of the Special Meeting of stockholders and Proxy Statement include information relating to proposals.

        Your vote is extremely important to us. If you will not attend the Special Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States or use the Internet or telephone voting options to cast your vote.

On behalf of management and the Board of Directors, we thank you for your continued support of the Company.

Sincerely,
/s/ MICHAEL EWALD Michael Ewald Chief Executive Officer

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE OR USE THE INTERNET OR TELEPHONE VOTING OPTIONS TO CAST YOUR VOTE AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT.

BAIN CAPITAL SPECIALTY FINANCE, INC.
200 CLARENDON STREET, 37th FLOOR
BOSTON, MASSACHUSETTS 02116

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY [1], 2019

        Notice is hereby given to holders of shares of common stock of Bain Capital Specialty Finance, Inc., a Delaware corporation (the "Company," "we," "us," or "our"), that the Special Meeting of stockholders (the "Special Meeting") will be held at the offices of the Company's Counsel, Dechert LLP, at 100 Oliver Street, Boston, MA 02110, on [Friday], February [1], 2019, at [    ] Eastern Time, for the following purposes:

  1.
  To approve a proposal to authorize the Company to be subject to a reduced asset coverage ratio of at least 150% under the Investment Company Act of 1940, as amended, as more fully described in the enclosed proxy statement (the "Reduced Asset Coverage Ratio Proposal");

  2.
  To approve the second amended and restated investment advisory agreement between the Company and BCSF Advisors, LP, (the "Advisor") that includes (i) a tiered management fee structure, (ii) a three-year lookback with respect to the incentive fee on income and (iii) an incentive fee cap with respect to the incentive fee on income (the "Advisory Agreement Proposal"); and

  3.
  To transact such other business as may properly come before the Special Meeting or at any adjournment or postponement thereof.

        THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE FOR THE REDUCED ASSET COVERAGE RATIO PROPOSAL AND THE ADVISORY AGREEMENT PROPOSAL.

        The close of business on December [17], 2018 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof.

        Please call (617) 516-2350 for directions on how to attend the Special Meeting and vote in person. Please note that if you plan to attend the Special Meeting in person, photographic identification will be required for admission.

        Your vote is extremely important to us. If you will not attend the Special Meeting in person, we urge you to sign, date and promptly return the enclosed proxy card in the envelope provided, which is addressed for your convenience and needs no postage if mailed in the United States. You may also vote easily and quickly by Internet or by telephone. In the event there are not sufficient votes for a quorum or to approve the Proposal at the time of the Special Meeting, the Special Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company.

By Order of the Board of Directors,
/s/ MICHAEL TREISMAN Michael Treisman Secretary

December [    ], 2018

BAIN CAPITAL SPECIALTY FINANCE, INC.

200 CLARENDON STREET, 37th FLOOR
BOSTON, MASSACHUSETTS 02116

PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS

FEBRUARY [1], 2019

        This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" and each member thereof, a "Director" and collectively, the "Directors") of Bain Capital Specialty Finance, Inc., a Delaware corporation (the "Company," "we," "us," or "our"), for use at the Company's Special Meeting of stockholders (the "Special Meeting") to be held at the offices of the Company's Counsel, Dechert LLP, at 100 Oliver Street, Boston, MA 02110, on [Friday], February [1], 2019, at [            ] Eastern Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of stockholders dated December [    ], 2018 (the "Notice"). The Company is a closed-end management investment company that has elected to be treated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act"). BCSF Advisors, LP, a Delaware limited partnership (the "Advisor"), serves as the investment adviser and administrator to the Company. The principal executive offices of each of the Company and the Advisor are located at 200 Clarendon Street, 37th Floor, Boston, MA 02116.

        This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about December [    ], 2018. The Board has fixed the close of business on December [17], 2018 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, [            ] shares of the Company's common stock, par value $0.001 per share (the "Common Stock") were issued and outstanding, and the Company had not issued any shares of preferred stock. Stockholders of the Company are entitled to cast one vote for each share held and fractional votes for each fractional share held.

        If the form of proxy is properly executed and returned in time to be voted at the Special Meeting, the shares covered thereby will be voted at the Special Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted "FOR" each of the Proposals described in this Proxy Statement, and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Special Meeting or at any adjournment or postponement thereof.

        The Board does not know of any matter to be considered at the Special Meeting other than the approval of the Reduced Asset Coverage Ratio Proposal and the Advisory Agreement Proposal. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting in person at the Special Meeting, (ii) giving written notice of such revocation to the Secretary of the Company, or (iii) returning a properly executed, later-dated proxy.

        It is expected that the solicitation of proxies will be primarily by mail. The Company's officers, and personnel of the Advisor and transfer agent and any authorized proxy solicitation agent, may also solicit proxies by telephone, internet or in person. If the Company records votes through the internet or by telephone, it will use procedures designed to authenticate stockholders' identities, to allow stockholders to authorize the voting of their shares in accordance with their instructions and to confirm that their identities have been properly recorded.

        The Company will pay the expenses associated with this Proxy Statement and solicitation, in a manner agreed upon by the Board. The Company has engaged AST Fund Solutions, LLC ("AST"), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and tabulation of proxies. The costs of AST's services in connection with the proxy solicitation are estimated to be $[            ], which will be paid by the Company.

Quorum Required

        A quorum must be present at the Special Meeting for any business to be conducted. The presence in person or by proxy of the holders of at least one-third of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Special Meeting. There were [            ] shares of Common Stock outstanding on the Record Date. Each Share of Common Stock is entitled to one vote. Abstentions will be treated as shares present for quorum purposes. Shares held by a broker for which the broker has not received voting instructions from the beneficial owner of the shares and does not have discretionary authority to vote the shares on certain proposals (which are considered "broker non-votes" with respect to such proposals) are not entitled to vote on the proposals and thus will not be treated as shares present for quorum purposes.

        If a quorum is not present at the Special Meeting, the presiding officer or the stockholders who are represented in person or by proxy may adjourn the Special Meeting to permit the further solicitation of proxies.

Vote Required

        Reduced Asset Coverage Ratio Proposal:    Approval of the Reduced Asset Coverage Ratio Proposal requires the affirmative vote of a majority of the votes cast on this proposal at the Special Meeting.

        Advisory Agreement Proposal:    Approval of the Advisory Agreement Proposal requires the affirmative vote of the lesser of (i) 67% or more of the shares of Company Common Stock present at the Special Meeting entitled to vote at such meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting, and (ii) a majority of the outstanding shares of Company Common Stock.

        Abstentions and broker non-votes will have no effect on the Reduced Asset Coverage Ratio Proposal. Abstentions will have the same effect as a vote "AGAINST" the Advisory Agreement Proposal. Broker non-votes will have no effect on the Advisory Agreement Proposal.

        Additional Solicitation.    If there are not enough votes to approve the Proposals at the Special Meeting, the presiding officer or the stockholders who are represented in person or by proxy may adjourn the Special Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

        To vote by mail, sign, date and promptly return the enclosed proxy card in the accompanying postage pre-paid envelope. To vote by Internet or telephone, please use the control number on your proxy card and follow the instructions as described on your proxy card.

        If you have any questions regarding the proxy materials, please contact the Company at (617) 516-2350. If the enclosed proxy card is properly executed and received prior to the Special Meeting and has not been revoked, the shares represented thereby will be voted in accordance with the instructions marked on the returned proxy card or, if no instructions are marked, the proxy card will be voted "FOR" the Proposals described in this Proxy Statement; and in the discretion of the persons named as proxies in connection with any other matter that may properly come before the Special Meeting or any adjournment(s) or postponement(s) thereof.

        If (i) you are a member of a household in which multiple stockholders share the same address, (ii) your shares are held in "street name" and (iii) your broker or bank has received consent to household material, then your broker or bank may send to your household only one copy of this Proxy Statement, unless your broker or bank previously received contrary instructions from a stockholder in your household. If you are part of a household that has received only one copy of this Proxy Statement, the Company will deliver promptly a separate copy of this Proxy Statement to you upon written or oral request. To receive a separate copy of this Proxy Statement, please contact the Company by calling (617) 516-2350, or by mail to the Company's principal executive offices at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116. If your shares are held with certain banks, trust companies, brokers, dealers, investment advisers and other financial intermediaries (each, an "Authorized Institution") and you would like to receive a separate copy of future proxy statements, notices of internet availability of proxy materials, prospectuses or annual reports or you are now receiving multiple copies of these documents and would like to receive a single copy in the future, please contact your Authorized Institution.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY [1], 2019

        This Proxy Statement is available online at [proxyonline.com/docs/baincapitalsf.pdf] (please have the control number found on your proxy card ready when you visit this website).

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain ownership information with respect to shares of Common Stock, as of the Record Date, for each of our current Directors, our executive officers and for our Directors and executive officers as a group and for each person known to us to beneficially own 5% or more of the outstanding shares of the Company's Common Stock. With respect to persons known to us to beneficially own 5% or more of the outstanding shares of the Company's Common Stock, we base such knowledge on beneficial ownership filings made by the holders with the Securities and Exchange Commission ("SEC") and other information known to the Company. The percentage ownership is based on [            ] shares of Common Stock outstanding as of the Record Date.

Name	Type of Ownership(4)	Shares Owned	Percentage
Beneficial owners of 5% or more
BCSF Holdings, LP(1)	Record	[ ]	[ ]	%
Bain Capital Distressed and Special Situations 2016 (F), L.P.(1)	Record	[ ]	[ ]	%
Bain Capital Credit Member, LLC(2)	Beneficial	[ ]	[ ]	%
Independent Directors(3)
David A. Fubini	[ ]	[ ]	[ ]	%
Thomas A. Hough	[ ]	[ ]	[ ]	%
Jay Margolis	[ ]	[ ]	[ ]	%
Interested Directors
Michael A. Ewald	[ ]	[ ]	[ ]	%
Jeffrey B. Hawkins	[ ]	[ ]	[ ]	%
Executive Officers
Sally F. Dornaus	[ ]	[ ]	[ ]	%
James Goldman	[ ]	[ ]	[ ]	%
Michael J. Boyle	[ ]	[ ]	[ ]	%
Michael Treismen	[ ]	[ ]	[ ]	%
Directors and Executive Officers as a Group (9 persons)(3)	[ ]	[ ]	[ ]	%

[*less than 1.0%.]

(1)
BCSF Holdings, LP ("BCSF Holdings"), a Delaware limited partnership, whose general partner is BCSF Holdings Investors, L.P. ("BCSF Holdings GP"), is the record owner of [            ] shares of Common Stock. Bain Capital Distressed and Special Situations 2016 (F), L.P. ("F Holdings"), a Delaware limited partnership, whose general partner is Bain Capital Distressed and Special Situations 2016 Investors (F), L.P. ("F Holdings GP"), is the record owner of [            ] shares of Common Stock. The address for each of BCSF Holdings and F Holdings is 200 Clarendon Street, 37th Floor, Boston, Massachusetts 02116.

(2)
Bain Capital Credit Member, LLC, is the general partner of BCSF Holdings GP, F Holdings GP and Bain Capital Credit Holdings Investors (MRF), LP ("MRF Holdings GP") and as such may be deemed to be the beneficial owner of shares of Common Stock held by BCSF Holdings, F Holdings and MRF Holdings. MRF Holdings GP is the general partner of Bain Capital Credit Holdings (MRF), L.P. ("MRF Holdings") and thus beneficially owns the [            ] shares owned of record by MRF Holdings. Bain Capital Credit Member, LLC disclaims beneficial ownership of shares of Common Stock held by BCSF Holdings, F Holdings and MRF Holdings except to the extent of its respective pecuniary interest therein. The address for Bain Capital Credit Member, LLC is 200 Clarendon Street, 37th Floor, Boston, MA 02116.

(3)
The address for all officers and Directors is Bain Capital Specialty Finance, Inc. 200 Clarendon Street, 37th Floor, Boston, MA 02116.

(4)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). There are no shares subject to options that are currently exercisable or exercisable within 60 days of the Record Date.

 PROPOSAL 1

REDUCED ASSET COVERAGE RATIO

Background and 1940 Act Requirements

        The Company is a closed-end management investment company that has elected to be regulated as BDC under the 1940 Act. As a BDC, we are required to meet a minimum asset coverage ratio reflecting the value of our total assets to our total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, under the 1940 Act. Prior to March 23, 2018, Section 61(a) of the 1940 Act did not permit a BDC to issue senior securities unless, at the time of issuance, the BDC had an asset coverage ratio of at least 200% taking into account such issuance of senior securities (i.e., a maximum debt-to-equity ratio of 1:1). However, on March 23, 2018, the Small Business Credit Availability Act (the "SBCA") was signed into law and permits BDCs to be subject to an asset coverage ratio of at least 150% (i.e., a maximum debt-to-equity ratio of 2:1) if certain conditions are satisfied as set forth in the SBCA.

        The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to an asset coverage ratio of at least 150%, the BDC must obtain either: (i) approval of the required majority of its non-interested directors, as defined in the Section 57(o) of the 1940 Act, which would become effective one year after the date of such approval, or (ii) stockholder approval (of more than 50% of the votes cast for the proposal at the Special Meeting in which a quorum is present) of the Reduced Asset Coverage Ratio Proposal, which would become effective on the first day after the date of such stockholder approval.

        If Proposal 1 is approved by the Company's stockholders, the Company and the Advisor intend to implement a tiered base management fee structure so that a base management fee of 1.5% (0.375% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio of 200%, but a lower base management fee of 1.0% (0.25% per quarter) would apply to any amount of assets attributable to leverage decreasing the Company's asset coverage ratio below 200%. Please read Proposal 2 which discusses in more detail the tiered base management fee structure that would apply if the Reduced Asset Coverage Ratio Proposal is approved.

        On November 28, 2018, the Board determined that this proposal is in the best interests of the Company and its stockholders, and recommended that the Company's stockholders vote in favor of the proposal to reduce the Company's asset coverage ratio requirement to at least 150% for purposes of Sections 18(a)(1) and 18(a)(2) of the 1940 Act. If this proposal is approved by stockholders at the Special Meeting, the Company would become subject to an asset coverage ratio of at least 150% the day after the Special Meeting. In other words, while the Company currently may borrow $1 for investment purposes for every $1 of investor equity (i.e., a maximum debt-to-equity ratio of 1:1), if the Reduced Asset Coverage Ratio Proposal is approved, then the Company would be able to borrow $2 for investment purposes for every $1 of investor equity (i.e., a maximum debt-to-equity ratio of 2:1), effective as of the day after the Special Meeting. Although the Company may determine not to significantly increase its leverage immediately after it becomes subject to the reduced asset coverage ratio, the Company's Board believes that having the flexibility for the Company to incur the aforementioned additional leverage is in the best interests of stockholders.

Effect of Leverage on Returns to Stockholders

        Fees and Expenses Table.    The following table illustrates the effect of leverage on returns from an investment in our Common Stock assuming that we employ (i) our actual asset coverage ratio as of September 30, 2018, (ii) a hypothetical asset coverage ratio of 200% and (iii) a hypothetical asset coverage ratio of 150%, each at various annual returns on our portfolio as of September 30, 2018, net of expenses. The calculations in the table below are hypothetical, and actual returns may be higher or lower than those appearing in the table below.

Assumed Return on our Portfolio (Net of Expenses)	(10.00%)	(5.00%)	0.00%	5.00%	10.00%
Corresponding return to common stockholder assuming actual asset coverage as of September 30, 2018 (247%)(1)	(20.56)%	(11.71)%	(2.87)%	5.98%	14.82%
Corresponding return to common stockholder assuming 200% asset coverage(2)	(25.14)%	(14.69)%	(4.23)%	6.23%	16.68%
Corresponding return to common stockholder assuming 150% asset coverage(3)	(39.37)%	(23.92)%	(8.46)%	7.00%	22.45%

(1)
Based on (i) $1,564.8 million in total assets as of September 30, 2018, (ii) $599.3 million in outstanding indebtedness as of September 30, 2018, (iii) $884.0 million in net assets as of September 30, 2018, and (iv) an annualized average interest rate on our indebtedness, as of September 30, 2018, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.23%.

(2)
Based on (i) $1,848.4 million in total assets on a pro forma basis as of September 30, 2018, after giving effect of a hypothetical asset coverage ratio of 200%, (ii) $884.0 million in outstanding indebtedness on a pro forma basis as of September 30, 2018, after giving effect of a hypothetical asset coverage ratio of 200%, (iii) $884.0 million in net assets as of September 30, 2018, and (iv) an annualized average interest rate on our indebtedness, as of September 30, 2018, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.23%.

(3)
Based on (i) $2,732.3 million in total assets on a pro forma basis as of September 30, 2018, after giving effect of a hypothetical asset coverage ratio of 150%, (ii) $1,767.9 million in outstanding indebtedness on a pro forma basis as of September 30, 2018, after giving effect of a hypothetical asset coverage ratio of 150%, (iii) $884.0 million in net assets as of September 30, 2018, and (iv) an annualized average interest rate on our indebtedness, as of September 30, 2018, excluding fees (such as fees on undrawn amounts and amortization of financing costs), of 4.23%

        Fees and Expenses Table.    The following table is intended to assist stockholders in understanding the costs and expenses that an investor in Company Common Stock will bear, directly or indirectly, based on the assumptions set forth below. The Company cautions that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, the Company will pay such fees and expenses out of its net assets and, consequently, stockholders will indirectly bear such fees or expenses as investors in the Company.

Estimated Annual Expenses (as percentage of net assets attributable to Common Stock)	Actual asset coverage as of September 30, 2018 (247%)(1)	200% asset coverage(2)	150% asset coverage(3)
Base management fees(4)	1.05%	2.89%	3.39%
Incentive fees payable under the Investment Advisory Agreement (17.5% of net investment income and realized capital gains)(5)	1.19%	1.83%	2.50%
Interest payments on borrowed funds(6)	2.76%	4.23%	8.46%
Other expenses(7)	0.59%	0.59%	0.59%
Acquired fund fees and expenses(8)	0.22%	0.22%	0.22%
Total annual expenses (estimated)	5.81%	9.76%	15.16%

(1)
Expenses for the "Actual asset coverage as of September 30, 2018 (247%)" column are based on actual expenses incurred for the three months ended September 30, 2018, annualized for a full year.

(2)
Expenses for the "200% asset coverage" column are based on annualized pro forma expenses for the three months ended September 30, 2018, which assume a hypothetical asset coverage ratio of 200%. The maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

(3)
Expenses for the "150% asset coverage" column are based on annualized pro forma expenses for the three months ended September 30, 2018, which assume a hypothetical asset coverage ratio of 150% and the expected reduction in the base management fee from an annual rate of 1.50% (0.375% per quarter) to an annual rate 1.00% (0.25% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) at the end of each of the two most recently completed calendar quarters with respect to any amount of gross assets attributable to leverage decreasing the Company's asset coverage ratio below 200%. The maximum amount of borrowings that could be incurred by the Company is presented for comparative and informational purposes only and such information is not a representation of the amount of borrowings that the Company intends to incur or that would be available to the Company to be incurred.

(4)
For the "200% asset coverage" and "150% asset coverage" columns, the Company's management fee is calculated under the proposed tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) is applied to assets held at an asset coverage ratio of 200%, but a base management fee of 1.0% (0.25% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) is applied to any amount of assets attributable to leverage decreasing the Company's asset coverage ratio below 200%.

For purposes of the "200% asset coverage" and "150% asset coverage" columns, the table assumes average gross assets (excluding cash and cash equivalents) of $1,700.8 million and $2,142.8 million, respectively. We assume we maintain no cash or cash equivalents.

(5)
The amount above reflects the estimated incentive fee based on performance under the terms of the First Amended and Restated Advisory Agreement, which consists of:

(i)
an incentive fee on net investment income, for any quarter in which our pre-incentive fee net investment income exceeds 1.5%, that will equal 100% of income until our Advisor has received a "catch-up" equal to 17.5% of the pre-incentive fee net investment income, plus 17.5% of pre-incentive fee net investment income above the catch-up; and

(ii)
an incentive fee on capital gains that will equal 17.5% of our realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Beginning with the calendar quarter that commences on January 1, 2019, the Company will also be subject to a twelve-quarter lookback hurdle rate of 1.5% per quarter and an incentive fee cap.

(6)
Interest payments on borrowed funds represents an estimate of our annualized interest expense based on our total borrowings as of September 30, 2018. At September 30, 2018, the weighted average effective interest rate for total outstanding debt was 4.23%. For purposes of the "200% asset coverage" column, the table above assumes total debt outstanding of $884.0 million (the maximum amount of borrowings that could be incurred by the Company under the current 200% asset coverage requirement. For purposes of the "150% asset coverage" column, the table above assumes total debt outstanding of $1,767.9 million (the maximum amount of borrowings that could be incurred by the Company under the proposed 150% asset coverage requirement).

(7)
"Other expenses" includes estimated overhead expenses, including payments under the Administration Agreement with our Administrator, and is estimated for the current fiscal year

(8)
Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles in which we invest. The amount reflected in the table is with respect to the estimated annual fees and operating expenses of ABC Complete Financing Solution LLC and its subsidiary, Antares Bain Capital Complete Financing Solution LLC.

        Example.    The following example demonstrates the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment in the Company's Common Stock, assuming (1) actual asset coverage (247%) as of September 30, 2018, (2) a hypothetical asset coverage ratio of 200% and (3) a hypothetical asset coverage ratio of 150%, assuming that the Company's annual operating expenses remain at the levels set forth in the table above for the respective asset coverage ratio, except for the incentive fee based on income. Transaction expenses are not included in the following example.

        An investor would pay the following expenses on a $1,000 investment in the Company's Common Stock:

	1 year	3 years	5 years	10 years
Based on the Actual Asset Coverage (247%) as of September 30, 2018
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains)(1)	$46	$139	$233	$470
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$55	$164	$272	$537
Based on 200% Asset Coverage
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains)(1)	$79	$231	$374	$696
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$88	$254	$408	$744
Based on 150% Asset Coverage
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return (none of which is subject to the incentive fee based on capital gains)(1)	$127	$351	$543	$908
You would pay the following expenses on a $1,000 Common Stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the incentive fee based on capital gains)(2)	$135	$372	$571	$936

(1)
Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.

(2)
Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the Investment Advisory Agreement and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

        These examples and the expenses in the tables above should not be considered a representation of our future expenses, and actual expenses may be greater or lesser than those shown. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. The incentive fee under the First Amended and Restated

Advisory Agreement, which, assuming a 5% annual return, would either not be payable or would have an insignificant impact on the expense amounts shown above, is not included in the example. The example assumes inclusion of offering expenses of approximately $1.875 million payable by us and reinvestment of all distributions at net asset value ("NAV"). In addition, while the example assumes reinvestment of all dividends and distributions at NAV, under certain circumstances, reinvestment of dividends and other distributions under our dividend reinvestment plan may occur at a price per share that differs from NAV.

Board Considerations

        The Board considered the information it received relating to, among other things:

  •
  the benefits of increased financial flexibility;

  •
  the potential to increase and sustain returns on equity;

  •
  the current middle market direct lending landscape;

  •
  the risks relative to benefits associated with the use of increased leverage;

  •
  impact on the base management and incentive fees to be payable to the Advisor; and

  •
  the Company's additional disclosure obligations.

        No single factor was determinative of the Board's decision, but rather, the Board based its determination on the total mix of information available to them. Each of these factors is discussed below.

Benefits of Increased Financial Flexibility

        Based on the Company's balance sheet as of September 30, 2018, reducing the asset coverage requirements applicable to the Company from 200% to 150% would allow the Company to borrow nearly $1,168.6 million in additional capital. This amount would provide additional flexibility to pursue attractive investment opportunities. The Board believes that the greater deal flow that may be achieved with this additional capital would enable the Company to participate more meaningfully in the private debt markets and to make larger loans to its portfolio companies with no loss of diversification of the overall portfolio. With more capital, the Company expects that it would, over time, be a more meaningful capital provider to middle market companies and be able to better compete for high-quality investment opportunities with other lenders having greater resources than the Company currently has.

        In addition, the Board believes that the capital made available by incurring additional leverage would allow the Company to better manage its equity capital and to only undertake equity capital raises when market conditions are optimal for doing so.

        The Board noted that over [            ]% of the Company's total assets at fair value were invested in [first lien debt] as of September 31, 2018, and that a portfolio comprised of such assets is well suited to take advantage of additional leverage. As a result, with additional leverage, the Company may continue to seek investments in lower risk, lower yielding loans.

        The Board further noted that the increase in total assets available for investment as a result of incurring additional leverage would increase the assets available for investment in assets considered "non-qualifying assets" for purposes of Section 55 of the 1940 Act, which will also give the Company greater flexibility when evaluating investment opportunities.

Potential to Increase and Sustain Returns on Equity

        The Board discussed how access to greater leverage has the potential to increase and sustain the Company's investment yield and returns to common stockholders. Funds that use leverage generally aim to earn an investment return on money raised through leverage that exceeds the costs of leveraging, and thereby increase returns to common stockholders. The Board discussed that any investment returns in excess of the costs of leverage would benefit the holders of the Company Common Stock; however, to the extent the costs of leverage exceed the investment returns, those costs would be borne by and reduce the returns to the holders of the Company Common Stock.

        While no assurances can be given that the investment yield and returns on equity attributable to increased borrowings would exceed the costs of such leverage, the Board concluded that the benefits of increased leverage outweigh the risks, as noted in more detail below.

The Current Middle Market Direct Lending Landscape

        The Board considered the middle market direct lending landscape in which the Company operates. The Company's primary competitors in providing financing to middle market companies include public and private funds, other BDCs, commercial and investment banks, collateralized loan obligations, commercial finance companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of capital and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments than we have. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we are able to do. Furthermore, many of the Company's competitors are not subject to the regulatory restrictions to which the Company is subject under the 1940 Act. Enabling the Company to incur additional indebtedness is expected to increase the competitiveness of the Company. Moreover, if other BDCs take advantage of the ability to incur additional indebtedness and the Company does not have the flexibility to do so, its competitiveness relative to other BDCs may be reduced.

Risks Relative to Potential Benefits Associated With the Use of Increased Leverage

        The Board considered how increased leverage could increase the risks associated with investing in the Company's Common Stock. For example, if the value of the Company's assets decreases, leverage will cause the Company's net asset value to decline more sharply than it otherwise would have without leverage or with lower leverage. Similarly, any decrease in the Company's revenue would cause its net income to decline more sharply than it would have if the Company had not borrowed or had borrowed less. Such a decline could also negatively affect the Company's ability to make dividend payments on its common stock or preferred stock. In addition, common stockholders will bear the burden of any increase in the Company's expenses as a result of its use of leverage, including interest expenses and any increase in the base management fee payable to the Advisor. Regardless, the Board concluded that the potential benefits of increased leverage outweigh these risks.

Impact on the Base Management and Incentive Fees

        The Board considered the impact of the use of higher leverage on the Company's base management fee and Incentive Fees that would be payable under the First Amended and Restated Advisory Agreement, noting that additional leverage would increase the base management fee and could increase the Incentive Fees. Because the Company's base management fee is payable based on its gross assets, including assets acquired through the use of leverage (but excluding cash and any temporary investments in cash-equivalents), the Advisor may be incentivized to use a higher level of leverage to make additional investments. As such, in order to mitigate this impact, the Company and Advisor intend to implement a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio of 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) would apply to any amount of gross assets attributable to leverage decreasing the Company's asset coverage ratio below 200%.

        Similarly, the Board noted that because the Incentive Fee payable to the Advisor will be calculated based on a percentage of the Company's return on its gross assets, the Advisor may be incentivized to pursue investments that are riskier or more speculative than would be the case in the absence of the Incentive Fee arrangement. In addition, unlike the base management Fee, the income-based fee is payable only if the hurdle rate is achieved. Because the portfolio earns investment income on gross assets while the hurdle rate is based on the Company's net assets, and because the use of leverage increases gross assets without any corresponding increase in net assets, the Advisor may be incentivized to incur leverage to grow the portfolio, which will tend to enhance returns where our portfolio has positive returns and increase the chances that the hurdle rate is achieved. The Board, however, concluded that the potential benefits of increased leverage outweigh these risks.

Other Considerations

        The Board also considered the disclosure requirements that would apply to certain of the Company's filings with the SEC under the Exchange Act if this Proposal 1 is approved and determined that such incremental disclosure would not impose material additional expenses on the Company.

        Based on its consideration of each of the above factors and such other information as the Board deemed relevant, the Board concluded that Proposal 1 is in the best interests of the Company and the Stockholders and recommended that the Stockholders approve this Proposal.

Required Vote

        As required by the SBCA, approval of the Reduced Asset Coverage Ratio Proposal requires the affirmative vote of more than fifty percent (50%) of the votes cast for the Reduced Asset Coverage Ratio Proposal.

        THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE REDUCED ASSET COVERAGE RATIO PROPOSAL.

 PROPOSAL 2

SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

Background

        At an in-person meeting of the Board on October 11, 2018, the Board, including a majority of the Directors who are not interested persons as defined in Section 2(a)(19) of the 1940 Act ("Independent Directors"), approved an amended and restated investment advisory agreement (the "First Amended and Restated Advisory Agreement") to become effective on the date the Company completed its initial public offering, which occurred on November 14, 2018. The First Amended and Restated Advisory Agreement included (i) a three-year lookback with respect to the incentive fee on income and (ii) an incentive fee cap with respect to the incentive fee on income, each of which would apply on a going forward basis to each calendar quarter that commences on or after January 1, 2019.

        At an in-person meeting of the Board held on November 28, 2018, the Board, including a majority of the Independent Directors, approved the second amended and restated investment advisory agreement (the "Amended Advisory Agreement") as being in the best interests of the Company and the stockholders. The Board then directed that the Amended Advisory Agreement be submitted to the Company's stockholders for approval with the Board's recommendation that the stockholders vote to approve the Amended Advisory Agreement.

        The Company is seeking approval of the Amended Advisory Agreement which, if approved by the Company's stockholders, will replace the First Amended and Restated Advisory Agreement. The Amended Advisory Agreement will include (i) a tiered management fee structure, (ii) the same three-year lookback with respect to the incentive fee on income and (iii) the same incentive fee cap with respect to the incentive fee on income. A copy of the Amended Advisory Agreement is attached as Exhibit A to this Proxy Statement and is marked to show the proposed changes from the First Amended and Restated Advisory Agreement.

Overview of the First Amended and Restated Advisory Agreement

The Advisor

        The Company's investment adviser, BCSF Advisors, LP, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Advisor serves as investment adviser pursuant to the First Amended and Restated Advisory Agreement in accordance with the 1940 Act. The Chief Investment Officer of the Advisor is Jonathan S. Lavine. The Advisor is a subsidiary of Bain Capital Credit, L.P., located at 200 Clarendon Street, Boston, MA 02116, a multi-asset alternative investment firm which, together with its subsidiaries, had approximately $40 billion in assets under management as of June 30, 2018.

Fees

        The Company pays the Advisor a fee for its services under the First Amended and Restated Advisory Agreement consisting of two components—a base management fee and an incentive fee (the "Incentive Fee"). The cost of both the base management fee and the Incentive Fee earned by the Advisor is ultimately borne by stockholders.

Base Management Fee

        The base management fee is calculated at an annual rate of 1.5% of the Company's gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the First Amended and Restated Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average carrying value of the Company's gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during a calendar quarter. The base management fee for any partial month or quarter is appropriately prorated.

Incentive Fee

        The Incentive Fee consists of two parts—an incentive fee based on income and an incentive fee based on capital gains. The first part, the income incentive fee, is calculated and payable quarterly in arrears and equals: (a) 100% of the excess of the Company's pre-incentive fee net investment income for the immediately preceding calendar quarter, over a hurdle rate of 1.5% per quarter (6% annualized), until the Advisor has received a "catch-up" equal to 17.5% of the pre-incentive fee net investment income (an increase from 15.0% prior to the completion of the initial public offering on November 14, 2018) and (b) 17.5% of all remaining pre-incentive fee net investment income above the "catch-up" (an increase from 15.0% prior to the completion of the initial public offering on November 14, 2018).

        The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year, and equals 17.5% of the Company's realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees ("Cumulative Capital Gains") (an increase from 15.0% prior to the completion of the initial public offering on November 14, 2018).

  Incentive Fee on Pre-Incentive Fee Net Investment Income

        Beginning with the calendar quarter that commences on January 1, 2019, the incentive fee based on income will be calculated and payable quarterly in arrears based on the aggregate pre-incentive fee net investment income in respect of the current calendar quarter and the eleven preceding calendar quarters beginning with the calendar quarter that commences on or after January 1, 2019 (or the appropriate portion thereof in the case of any of the Company's first eleven calendar quarters that commence on or after January 1, 2019) (in either case, the "Trailing Twelve Quarters"). This calculation is referred to as the "Three-Year Lookback."

        With respect to any calendar quarter that commences on or after January 1, 2019, pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters will be compared to a "Hurdle Amount" equal to the product of (i) the hurdle rate of 1.5% per quarter (6% annualized) and (ii) the sum of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Hurdle Amount will be calculated after making appropriate adjustments to our NAV at the beginning of each applicable calendar quarter for our subscriptions (which shall include all issuances by us of shares of our Common Stock, including issuances pursuant to the Company's dividend reinvestment plan) and distributions during the applicable calendar quarter.

        Commencing on January 1, 2019, the quarterly incentive fee based on income shall be calculated, subject to the Incentive Fee Cap (as defined below), based on the amount by which (A) aggregate pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters exceeds (B) the Hurdle Amount for such Trailing Twelve Quarters. The amount of the excess of (A) over (B) described in this paragraph for such Trailing Twelve Quarters is referred to as the "Excess Income Amount." The incentive fee based on income that will be paid to the Advisor in respect of a particular calendar quarter will equal the Excess Income Amount less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.

        The incentive fee based on income for each calendar quarter will be determined as follows:

  •
  No incentive fee based on income is payable to the Advisor for any calendar quarter for which there is no Excess Income Amount;

  •
  100% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the Hurdle Amount, but is less than or equal to an amount, which we refer to as the "Catch-up Amount," determined as the sum of 1.8182% multiplied by our NAV at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters; and

  •
  17.5% of the aggregate pre-incentive fee net investment income in respect of the Trailing Twelve Quarters that exceeds the Catch-up Amount.

  Incentive Fee Cap

        With respect to any calendar quarter that commences on or after January 1, 2019, the incentive fee based on income is subject to a cap (the "Incentive Fee Cap"). The Incentive Fee Cap in respect of any calendar quarter is an amount equal to 17.5% of the Cumulative Net Return (as defined below) during the relevant Trailing Twelve Quarters less the aggregate incentive fees based on income that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.

        "Cumulative Net Return" during the relevant Trailing Twelve Quarters means (x) the pre-incentive fee net investment income in respect of the relevant Trailing Twelve Quarters less (y) any Net Capital Loss, if any, in respect of the relevant Trailing Twelve Quarters. If, in any quarter, the Incentive Fee Cap is zero or a negative value, we will pay no incentive fee based on income to the Advisor in respect of that quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the incentive fee based on income that is payable to the Advisor for such quarter calculated as described above, we will pay an incentive fee based on income to the Advisor equal to the Incentive Fee Cap in respect of such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the incentive fee based on income that is payable to the Advisor for such quarter calculated as described above, we will pay an incentive fee based on income to the Advisor equal to the incentive fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

        "Net Capital Loss" in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in respect of such period and (ii) aggregate capital gains, whether realized or unrealized, in respect of such period.

Duration and Termination

        Unless earlier terminated as described below, the First Amended and Restated Advisory Agreement will remain in effect from year to year if approved annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities, and (ii) the vote of a majority of the Independent Directors. The First Amended and Restated Advisory Agreement will automatically terminate in the event of assignment. The First Amended and Restated Advisory Agreement may be terminated by either party without penalty upon not less than 60 days' written notice to the other.

Indemnification

        The First Amended and Restated Advisory Agreement provides that the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the administrator) will not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under the agreement or otherwise as an investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, except a loss resulting from the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under the First Amended and Restated Advisory Agreement.

Overview of the Amended Advisory Agreement

Base Management Fee

        The Company and the Advisor intend to implement a tiered management fee structure so that the base management fee of 1.5% (0.375% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) will continue to apply to assets held at an asset coverage ratio of 200%, but a lower base management fee of 1.0% (0.25% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents, but including assets purchased with borrowed amounts) would apply to any amount of assets attributable to leverage decreasing the Company's asset coverage ratio below 200%. The base management fee is payable quarterly in arrears. The base management fee is calculated based on the average carrying value of the Company's gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during a calendar quarter. The base management fee for any partial month or quarter is appropriately prorated.

Incentive Fee

        The Incentive Fee provisions under the Amended Advisory Agreement are the same as those under the First Amended and Restated Advisory Agreement (except for the deletion of certain provisions regarding the calculation of the incentive fee on income and the incentive fee on capital gains in respect of the fourth quarter of 2018 and/or before the Company's initial public offering, all of which will become unnecessary at the time of the Special Meeting on February [1], 2019). The Amended Advisory Agreement will be subject to the same Three-Year Lookback with respect to the incentive fee on income and the same Incentive Fee Cap with respect to the incentive fee on income.

Duration and Termination

        Unless earlier terminated as described below, the Amended Advisory Agreement will remain in effect from year to year if approved annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities, and (ii) the vote of a majority of the Independent Directors. The Amended Advisory Agreement will automatically terminate in the event of assignment. The Amended Advisory Agreement may be terminated by either party without penalty upon not less than 60 days' written notice to the other.

Indemnification

        The Amended Advisory Agreement provides that the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the administrator) will not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under the agreement or otherwise as an investment adviser, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, except a loss resulting from the Advisor's willful misfeasance, bad faith or gross negligence in the performance of its duties or from reckless disregard by the Advisor of its obligations and duties under the Amended Advisory Agreement.

Sample Incentive Fee Calculations

        The Examples below are provided to assist stockholders in understanding and comparing the calculation of the incentive fee based on income under the Amended Advisory Agreement:

Income Related Portion of Incentive Fee under the Amended Advisory Agreement(*)

  Example 1—Three Quarters under the Amended Advisory Agreement in which Pre-Incentive Fee Net Investment Income Exceeds the Hurdle Amount and Catch-up Amount

  Assumptions

    Stable net asset value (NAV) of $100 million across all quarters

    Investment income for each of the quarters (including interest, dividends, fees, etc.) = 4.5275%
    Hurdle rate(1) = 1.5%
    Management fee(1) = 0.375%
    Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525%
    Pre-incentive fee net investment income for each quarter
    (investment income–(management fee + other expenses)) = 4.0%

    Realized capital gains of 1% each quarter

    Assumes no other quarters in the applicable Trailing Twelve Quarters

  Incentive fee for first quarter

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $4,000,000
    Hurdle Amount = Q1 NAV × 1.5% = $100,000,000 × 0.015 = $1,500,000

    Excess Income Amount = pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Hurdle Amount = $4,000,000–$1,500,000 = $2,500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $1,500,000 (the Hurdle Amount) but less than 1.8182% × Q1 NAV, or $1,818,200.
    This Catch-up Fee Amount equals $318,200

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($4,000,000–$1,818,200) = $381,815

    Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $700,015
    No income incentive fee previously paid during the Trailing Twelve Quarters

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters

    Cumulative Net Return = pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the relevant Trailing Twelve Quarters

    No Net Capital Loss

    Therefore Incentive Fee Cap = 17.5% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied

  Incentive fee for second quarter

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $4,000,000 + $4,000,000 = $8,000,000 Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.5% = $200,000,000 × 0.015 = $3,000,000

    Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2)–Hurdle Amount = $8,000,000–
    $3,000,000 = $5,000,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,000,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV), or $3,636,400. This Catch-up Fee Amount equals $636,400

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($8,000,000–$3,636,400) = $763,630

    Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,400,030

    $700,015 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q2 = income incentive fee payment–amount previously paid = $700,015

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the relevant Trailing Twelve Quarters

    No Net Capital Loss

    Therefore Incentive Fee Cap = 17.5% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied

  Incentive fee for third quarter

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = $4,000,000 + $4,000,000 + $4,000,000 = $12,000,000

    Hurdle Amount = (Q1 NAV + Q2 NAV + Q3 NAV) × 1.5% = $300,000,000 × 0.015 = $4,500,000

    Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1, Q2 and Q3)–Hurdle Amount = $12,000,000–$4,500,000 = $7,500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $4,500,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV + Q3 NAV), or $5,454,600. This Catch-up Fee Amount equals $954,600

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($12,000,000–$5,454,600) = $1,145,445

    Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $2,100,045
    $1,400,030 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q3 = income incentive fee payment–amount previously paid = $700,015

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters

    Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the relevant Trailing Twelve Quarters

    No Net Capital Loss

    Therefore Incentive Fee Cap = 17.5% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied

  Example 2–Three Quarters under the Amended Advisory Agreement, in which Pre-Incentive Fee Net Investment Income does not meet the Hurdle Amount for one Quarter

  Assumptions

    Stable NAV of $100 million across all quarters

    Investment income for Q1 (including interest, dividends, fees, etc.) = 0.5275%

    Investment income for Q2 (including interest, dividends, fees, etc.) = 4.0275%

    Investment income for Q3 (including interest, dividends, fees, etc.) = 5.0275%

    Hurdle rate(1) = 1.5%

    Management fee(1) = 0.375%

    Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525% for each quarter

    Pre-incentive fee net investment income for Q1
    (investment income–(management fee + other expenses)) = 0.0%

    Pre-incentive fee net investment income for Q2
    (investment income–(management fee + other expenses)) = 3.5%

    Pre-incentive fee net investment income for Q3
    (investment income–(management fee + other expenses)) = 4.5%

    Realized capital gains of 1% each quarter

    Assumes no other quarters in the applicable Trailing Twelve Quarters

  Incentive fee for first quarter

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve            Quarters = $0

    Hurdle Amount = Q1 NAV × 1.5% = $100,000,000 × 0.015 = $1,500,000

    Aggregate pre-incentive fee net investment income < Hurdle Amount. Therefore, no income incentive fee is payable for the quarter

  Incentive fee for second quarter

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve            Quarters = $0 + $3,500,000 = $3,500,000

    Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.5% = $200,000,000 × 0.015 = $3,000,000

    Excess Income Amount = (aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2))–Hurdle Amount–$3,500,000–
    $3,000,000 = $500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,000,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV), or $3,636,400. This Catch-up Fee Amount equals $3,500,000–$3,000,000, or $500,000

    Aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters < the Catch-up Amount

    Income incentive fee payment = $500,000
    $0 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q2 = income incentive fee payment–amount previously paid = $500,000

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the Trailing Twelve Quarters

    No Net Capital Loss

    Therefore Incentive Fee Cap = 17.5% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied

  Incentive fee for third quarter

    Aggregate pre-incentive fee net investment income = $0 + $3,500,000 + $4,500,000 = $8,000,000

    Hurdle Amount = (Q1 NAV + Q2 NAV +Q3 NAV) × 1.5% = $300,000,000 × 0.015 = $4,500,000

    Excess Income Amount = (aggregate pre-incentive fee net investment income for Q1, Q2 and Q3)–Hurdle Amount = $8,000,000–$4,500,000 = $3,500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $4,500,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV + Q3 NAV), or $5,454,600. This Catch-up Fee Amount equals $954,600

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($8,000,000–$5,454,600) = $445,445

    Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,400,045 $500,000 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q3 = income incentive fee payment–amount previously paid = $900,045

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the relevant Trailing Twelve Quarters

    Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the Trailing Twelve Quarters

    No Net Capital Loss

    Therefore Incentive Fee Cap = 17.5% of aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters = income incentive fee and the cap is not applied

  Example 3—Three Quarters under the Amended Advisory Agreement in which Pre-Incentive Fee Net Investment Income Exceeds the Hurdle Rate with Net Capital Losses

  Assumptions

    Stable NAV of $100 million across all quarters

    Investment income for each of the quarters (including interest, dividends, fees, etc.) =4.5275%

    Hurdle rate(1) =1.5%

    Management fee(1) = 0.375%

    Other expenses (legal, accounting, custodian, transfer agent, etc.)(2) = 0.1525%

    Pre-incentive fee net investment income
    (investment income–(management fee + other expenses)) = 4.0%

    Unrealized capital losses of 1% each of Q1 and Q2 and a 3% unrealized loss in Q3

    Assumes no other quarters in the applicable Trailing Twelve Quarters

  Incentive fee for first quarter

    Aggregate pre-incentive fee net investment income = $4,000,000
    Hurdle Amount = Q1 NAV × 1.5% = $100,000,000 × 0.015 = $1,500,000

    Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Hurdle Amount = $4,000,000–$1,500,000 = $2,500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $1,500,000 (the Hurdle Amount) but less than 1.8182% × Q1 NAV, or $1,818,200. This Catch-up Fee Amount equals $318,200

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($4,000,000–$1,818,200) = $381,815

    Catch-Up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $700,015 No income incentive fee previously paid during the Trailing Twelve Quarters

    Incentive Fee Cap = 17.5% of Cumulative Net Return during the Trailing Twelve Quarters Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss during the relevant Trailing Twelve Quarters

    Net Capital Loss = $1,000,000
    Cumulative Net Return = $4,000,000–$1,000,000 = $3,000,000

    Therefore Incentive Fee Cap = 17.5% × $3,000,000 = $525,000. Since the Incentive Fee Cap ($525,000) is less than the income incentive fee ($700,015), the Incentive Fee Cap is applied and a $525,000 income incentive fee is paid for the quarter

  Incentive fee for second quarter

    Aggregate pre-incentive fee net investment income = $4,000,000 + $4,000,000 = $8,000,000 Hurdle Amount = (Q1 NAV + Q2 NAV) × 1.5% = $200,000,000 × 0.015 = $3,000,000

    Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1 and Q2)–Hurdle Amount = $8,000,000–
    $3,000,000 = $5,000,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $3,000,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV), or $3,636,400. This Catch-up Fee Amount equals $636,400

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($8,000,000–$3,636,400) = $763,630

    Catch-Up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $1,400,030
    $525,000 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q2 = income incentive fee payment–amount previously paid = $875,030

    Incentive Fee Cap = 17.5% of Cumulative Net Return for the Trailing Twelve Quarters–income incentive fees previously paid for the Trailing Twelve Quarters
    Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the Trailing Twelve Quarters
    Net Capital Loss = $2,000,000
    Cumulative Net Return = $8,000,000–$2,000,000 = $6,000,000

    Therefore Incentive Fee Cap = (17.5% × $6,000,000)–$525,000 = $525,000. Since the Incentive Fee Cap ($525,000) is less than the income incentive fee ($875,030), the Incentive Fee Cap is applied and a $525,000 income incentive fee is paid for the quarter

  Incentive fee for third quarter

    Aggregate pre-incentive fee net investment income = $4,000,000 + $4,000,000 + $4,000,000 = $12,000,000
    Hurdle Amount = (Q1 NAV + Q2 NAV + Q3 NAV) × 1.5% = $300,000,000 × 0.015 = $4,500,000
    Excess Income Amount = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters (e.g., Q1, Q2 and Q3)–Hurdle Amount = $12,000,000–$4,500,000 = $7,500,000

    Catch-up Fee Amount = 100% of pre-incentive fee net investment income that is greater than $4,500,000 (the Hurdle Amount) but less than 1.8182% × (Q1 NAV + Q2 NAV + Q3 NAV), or $5,454,600. This Catch-up Fee Amount equals $954,600

    Post Catch-up Fee Amount = 17.5% of pre-incentive fee net investment income that exceeds the Catch-up Amount = 0.175 × ($12,000,000–$5,454,600) = $1,145,445

    Catch-up Fee Amount + Post Catch-up Fee Amount = income incentive fee payment = $2,100,045
    $1,050,000 income incentive fee previously paid during the Trailing Twelve Quarters

    Total income incentive fee payment for Q3 = income incentive fee payment–amount previously paid = $1,050,045

    Incentive Fee Cap = 17.5% of Cumulative Net Return for the Trailing Twelve Quarters–income incentive fees previously paid for the Trailing Twelve Quarters
    Cumulative Net Return = aggregate pre-incentive fee net investment income during the relevant Trailing Twelve Quarters–Net Capital Loss in respect of the Trailing Twelve Quarters
    Net Capital Loss = $5,000,000
    Cumulative Net Return = $12,000,000–$5,000,000 = $7,000,000

    Therefore Incentive Fee Cap = (17.5% × $7,000,000)–$1,050,000 previously paid during the Trailing Twelve Quarters = $175,000. Since the Incentive Fee Cap ($175,000) is less than the income incentive fee ($1,050,045), the Incentive Fee Cap is applied and a $175,000 income incentive fee is paid for the quarter

(*)
The hypothetical amount of each of management fees, other expenses, pre-incentive fee net investment income and realized capital gains or losses shown is based on a percentage of total net assets.

(1)
Represents 6.0% annualized hurdle rate and 1.5% annualized management fee.

(2)
Excludes organizational and offering expenses.

Key Considerations with respect to the structure of the Amended Advisory Agreement

        Adjustment of Management Fee to Account for New Asset Coverage Ratio.    Because the base management fee is charged on the Company's gross assets, the increased leverage permitted by the SBCA could lead to higher base management fees being paid by the Company. In order to mitigate the impact of this, the Amended Advisory Agreement charges a lower base management fee of only 1.0% (0.25% per quarter) of the average value of the Company's gross assets (excluding cash and cash equivalents), with respect to any amount of assets attributable to leverage decreasing the Company's asset coverage ratio below 200%.

        Long Term Alignment of Interests between the Advisor and the stockholders.    The Advisor believes that the calculation of the incentive fee on income under the Amended Advisory Agreement better aligns the long term interests of the Advisor to the Company's long term performance. The Advisor notes specifically that, through the Three-Year Lookback, a key component of the Advisor's compensation is tied to the net investment income earned by the Company over a period of time. Further, by incorporating the Incentive Fee Cap, the incentives of the Advisor will be better aligned with stockholders' total return outcomes.

        Potential Reduction of Future Earnings Volatility.    The Three-Year Lookback reduces the impact of any single quarter's performance to the calculation of the incentive fee on income and accordingly potentially reduces the annual earnings volatility of the Company by reducing the volatility of one of the Company's key expenses, namely, the incentive fee on income.

Board Considerations

        In approving the Amended Advisory Agreement as being in the best interests of the Company and our stockholders, the Board reviewed the information set forth above as well as the information set forth below.

        The Board noted that increased leverage permitted by the SBCA could lead to higher base management fees being paid by the Company. The Board concluded that lowering the base management fee to 1.0% of the average value of the Company's gross assets with respect to any amount of gross assets attributable to leverage decreasing the Company's asset coverage ratio below 200% should mitigate the impact of the increased use of leverage.

        The Board noted the Three-Year Lookback in the Amended Advisory Agreement should better align the long term performance of the Company to the incentive fees on income payable to the Advisor by lowering the volatility over time of the quarterly incentive fees on income and thereby lowering the volatility over time of the Company's net investment income after incentive fees. The Board concluded that lower quarterly volatility of the Company's net investment income after Incentive Fees should allow for more stable quarterly distributions to stockholders, which could better facilitate the Company's stock price trading on the New York Stock Exchange. The Board noted that several externally advised listed BDCs that utilize a similar three-year lookback and a similar incentive fee cap in calculating their incentive fee on income.

Conclusion

        Based on the considerations described above, the Board, including all of the Independent Directors, determined that the terms of the Amended Advisory Agreement, including the fees, are fair and reasonable in relation to the services to be provided and approved the Amended Advisory Agreement as being in the best interests of the Company and its stockholders.

        The Board then directed that the Amended Advisory Agreement be submitted to stockholders for approval with the Board's recommendation that the stockholders of the Company vote to approve the Amended Advisory Agreement.

        If Stockholders approve this proposal, the Amended Advisory Agreement will supersede and replace the First Amended and Restated Advisory Agreement. The Amended Advisory Agreement will remain in effect from year to year if approved annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities, and (ii) the vote of a majority of the Independent Directors.

        If Stockholders do not approve this proposal, the First Amended and Restated Advisory Agreement will remain in effect and the Board will consider and evaluate its options to determine what alternatives are in the Company's and the stockholders' best interests.

Vote Required

        Approval of the Amended Advisory Agreement requires the affirmative vote of a "majority of the outstanding voting securities" of the Company. Under the 1940 Act, a "majority of the outstanding voting securities" means the affirmative vote of the lesser of (a) 67% or more of the shares of the Company present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares.

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE AMENDED ADVISORY AGREEMENT.

 STOCKHOLDER PROPOSALS

        The Company expects that the 2019 annual meeting of stockholders will be held in May 2019, but the exact date, time and location of such meeting have yet to be determined. The Company's bylaws contain an advance notice provision requiring that a stockholder who intends to present a proposal at that annual meeting, including nomination of a director, must submit the proposal in writing to the Secretary of the Company at Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116. Notices of intention to present proposals, including nomination of a director, at the 2019 annual meeting must be received by the Company no earlier than December 10, 2018 and no later than 5:00 p.m., Eastern Time, on January 9, 2019. The submission of a proposal does not guarantee its inclusion in the Company's proxy statement or presentation at the meeting unless certain securities law requirements are met. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER BUSINESS

        The Directors do not intend to present any other business at the Special Meeting, nor are they aware that any stockholder intends to do so. If, however, any other matters are properly brought before the Special Meeting, the persons named in the proxy will vote thereon in accordance with their judgment.

COMMUNICATIONS WITH THE BOARD

        All interested parties, including stockholders, may send communications to the Board, the Independent Directors, the Chairman or any other individual director, by addressing such communication to the Board, the Independent Directors, the Chairman or to the individual director, c/o Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor Boston, MA 02116.

ANNUAL AND QUARTERLY REPORTS

        Copies of the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K are available upon request, without charge, by writing Bain Capital Specialty Finance, Inc., 200 Clarendon Street, 37th Floor, Boston, MA 02116, or by calling (617) 516-2350. Copies of such reports are also posted and are available without charge on the SEC's website at www.sec.gov.

ADDITIONAL INFORMATION

        The principal address of the Company's investment adviser is BCSF Advisors, LP, 200 Clarendon Street, 37th Floor, Boston, MA 02116.

 Exhibit A

SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

BETWEEN

BAIN CAPITAL SPECIALTY FINANCE, INC.

AND

BCSF ADVISORS, LP

        This Second Amended and Restated Investment Advisory Agreement is hereby made as of the ~~11th~~[    ] day of ~~October, 2018~~[                ], 2019 (this "Agreement"), by and between BAIN CAPITAL SPECIALTY FINANCE, INC., a Delaware corporation (the "Company"), and BCSF ADVISORS, LP, a Delaware limited partnership (the "Advisor").

        WHEREAS, the Company operates as a closed-end, non-diversified management investment company;

        WHEREAS, the Company has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

        WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act");

        WHEREAS, the Company and the Advisor are party to that certain amended and restated investment advisory agreement dated ~~October 6, 2016~~November 14, 2018 by and between the Company and the Advisor (the "Prior Agreement"); and

        WHEREAS, the Company and the Advisor, with the approval of the Company's stockholders on [                ], 2019, desire to amend and restate the Prior Agreement to set forth the terms and conditions for the continued provision by the Advisor of investment advisory services to the Company.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree that the Prior Agreement is hereby further amended and restated in its entirety to read as follows (and that the Prior Agreement shall be of no further force and effect whatsoever after the date hereof):

        1.    Duties of the Advisor.

          (a)   The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the "Board of Directors"), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Registration Statement of the Company, as the same may be amended from time to time, (ii) in accordance with the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) in accordance with the Company's certificate of incorporation and bylaws. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Company's investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. The Advisor shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company's investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing or to refinance existing debt financing, the Advisor shall arrange for such financing on the Company's behalf, subject to the oversight and approval of the Board of Directors. If it is necessary for the Advisor to make investments on behalf of the Company through a subsidiary or special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

          (b)   The Advisor hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.

          (c)   Subject to the requirements of the Investment Company Act, the Advisor is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a "Sub-Advisor") pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company's investment objective and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Advisor and the Company. The Advisor, and not the Company, shall be responsible for any compensation payable to any Sub-Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law.

          (d)   For all purposes herein provided, the Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

          (e)   The Advisor shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records with respect to the Company's portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company's request, provided that the Advisor may retain a copy of such records.

        2.    Company's Responsibilities and Expenses Payable by the Company.

          (a)   All investment professionals of the Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and not by the Company. The Company shall bear all other costs and expenses of its operations and transactions, including, without limitation, those relating to: (a) initial organization costs incurred prior to the commencement of the Company's operations (up to an aggregate of $1,500,000, it being understood and agreed that the Advisor shall bear all organizational expenses of the Company in excess of such amount); (b) operating costs incurred prior to the commencement of the Company's operations; (c) calculating the Company's net asset value (including the cost and expenses of any independent valuation firm); (d) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties in performing due diligence on prospective portfolio companies, monitoring the Company's investments and, if necessary, enforcing the Company's rights; (e) interest payable on debt, if any, incurred to finance the Company's investments; (f) costs of effecting sales and repurchases of the Company's common stock and other securities; (g) the Base Management Fee and any Incentive Fee (each as defined below); (h) distributions on the Company's common stock; (i) administration fees payable to BSCF

2

  Advisors, LP in its capacity as administrator (the "Administrator") under the Administration Agreement dated as of October 6, 2016 (as may be amended from time to time, the "Administration Agreement"); (j) transfer agent and custody fees and expenses; (k) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (l) other expenses incurred by the Advisor, the Administrator, the sub-administrator or the Company in connection with administering its business, including payments made to third-party providers of goods or services and payments to the Administrator that will be based upon the Company's allocable portion of overhead; (m) amounts payable to third parties relating to, or associated with, evaluating, making and disposing of investments; (n) brokerage fees and commissions; (o) federal and state registration fees; (p) any stock exchange listing fees; (q) taxes; (r) independent director fees and expenses; (s) costs associated with the Company's reporting and compliance obligations under the Investment Company Act and applicable U.S. federal and state securities laws; (t) the costs of any reports, proxy statements or other notices to the Company's stockholders, including printing costs; (u) costs of holding stockholder meetings; (v) the Company's fidelity bond; (w) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (x) litigation, indemnification and other non-recurring or extraordinary expenses; (y) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, staff, audit and legal costs; (z) fees and expenses associated with marketing efforts; (aa) dues, fees and charges of any trade association of which the Company is a member; and (bb) all other expenses reasonably incurred by the Company, the Administrator or the sub-administrator in connection with administering the Company's business, such as the allocable portion of overhead under the Administration Agreement, including rent and the Company's allocable portion of the costs and expenses of its chief compliance officer, chief financial officer and their respective staffs.

          (b)   To the extent that expenses to be borne by the Company are paid by the Advisor, the Company will reimburse the Advisor for such expenses; provided, however, that the Advisor agrees to waive its right to reimbursement to the extent that it would cause any distributions to the Company's stockholders to constitute a return of capital.

        3.    Compensation of the Advisor.    The Company agrees to pay, and the Advisor agrees to accept, as compensation for the investment advisory and management services provided by the Advisor hereunder, a fee consisting of two components: a base management fee (the "Base Management Fee") and an incentive fee (the "Incentive Fee"), each as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor's designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time.

          (a)   The Base Management Fee shall be calculated at an annual rate equal to 1.50% of the average value of the gross assets of the Company, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents, at the end of each of the two most recently completed calendar quarters; provided, however, the Base Management Fee shall be calculated at an annual rate equal to 1.00% of the average value of the gross assets of the Company, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents, that exceeds the product of (i) 200% and (ii) the average value of the net assets of the Company at the end of each of the two most recently completed calendar quarters. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears~~. The Base Management Fee shall be calculated based on the average carrying value of the gross assets of the Company at the end of the two most recently completed calendar quarters~~. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or

3

  repurchases by the Company during a calendar quarter. The Base Management Fee for any partial month or quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within one year of purchase of such instrument by the Company. The fair value of derivative financial instruments held in the Company's portfolio will be included in the calculation of gross assets of the Company.

          (b)   The Incentive Fee shall consist of two parts—an incentive fee based on income and an incentive fee based on capital gains, as follows:

  ~~(i) For the calendar quarter that commenced on October 1, 2018 ("Q4 2018"), the part of the Incentive Fee based on income (the "Income Fee") will be calculated and payable quarterly in arrears based on the Company's Pre-Incentive Fee Net Investment Income in respect of such calendar quarter.~~

(i)	~~(ii) For each calendar quarter that commences on or after January 1, 2019, the~~The part of the Incentive Fee based on income (the "Income Fee") will be calculated and payable quarterly in arrears based on the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the current calendar quarter and the eleven preceding calendar quarters ~~beginning with the calendar quarter that commences on or after January 1, 2019~~ (or the appropriate portion thereof in the case of any of the Company's first eleven calendar quarters that ~~commences~~commence on or after January 1, 2019) (in either case, the "Trailing Twelve Quarters"). The Trailing Twelve Quarters will commence with the quarter ending March 31, 2019 and will be fewer than twelve calendar quarters until December 31, 2021.
(ii)
~~(iii)~~ For purposes of calculating the Income Fee, Pre-Incentive Fee Net Investment Income means the Company's interest income, distribution income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the relevant calendar quarter(s), minus the Company's operating expenses incurred during the relevant calendar quarter(s) (including the Base Management Fee, expenses payable under the Administration Agreement ~~with the Administrator~~ and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with payment-in-kind ("PIK") interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

  For purposes of computing Pre-Incentive Fee Net Investment Income, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, net interest income, if any, associated with a derivative financial instrument or swap (which represents the difference between (i) the interest income and fees received in respect of the reference assets of the derivative financial instrument or swap and (ii) the interest expense or financing charges paid by the Company to the derivative or swap counterparty) will be included in the calculation of Pre-Incentive Fee Net Investment Income for purposes of the Income Fee.

4

  ~~(iv) With respect to Q4 2018, Pre-Incentive Fee Net Investment Income in respect of such calendar quarter will be compared to a "Hurdle Amount" equal to the product of (i) the "hurdle rate" of 1.50% per quarter (6.00% annualized) and (ii) the Company's net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) as of October 1, 2018. There is also a "catch-up" feature described in detail below.~~

(iii)	~~(v) With respect to any calendar quarter that commence on or after January 1, 2019,~~ Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters will be compared to a "Hurdle Amount" equal to the product of (i) the "hurdle rate" of 1.50% per quarter (6.00% annualized) and (ii) the sum of the Company's net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Hurdle Amount will be calculated after making appropriate adjustments to the Company's net asset value at the beginning of each applicable calendar quarter for Company subscriptions (which shall include all issuances by the Company of shares of its common stock, including issuances pursuant to its dividend reinvestment plan) and distributions during the applicable calendar quarter. Subject to Section 3(b)(~~viii~~v), the Income Fee will be based on the amount by which (x) the aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve ~~quarters~~Quarters exceeds (y) the Hurdle Amount in respect of the relevant Trailing Twelve Quarters. The Income Fee that will be paid to the Advisor in respect of a particular calendar quarter will equal the excess of the Income Fee as calculated pursuant to this Section 3(b) less the aggregate Income Fees that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters.
(iv)	The Company will pay the Income Fee in respect of each calendar quarter as follows:

  ~~(vi) Prior to the occurrence of an initial public offering of the Company's common stock that results in an unaffiliated public float of at least the lower of (i) $75 million and (ii) 15% of the aggregate capital commitments received by the Company prior to the date of such initial public offering (a "Qualified IPO"), the Company will pay the Income Fee in each calendar quarter as follows:~~

      ~~1.~~

        ~~a. With respect to Q4 2018, no Income Fee in respect of such calendar quarter if the Company's Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;~~

      1. ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, no~~No Income Fee in any calendar quarter in which the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters does not exceed the Hurdle Amount in respect of the relevant Trailing Twelve Quarters;

      ~~2.~~

        ~~a. With respect to Q4 2018, the Income Fee shall equal 100% of the Company's Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the "Pre-Qualified IPO Catch-Up Amount") determined on a quarterly basis by multiplying 1.7647% by the Company's net asset~~

5

        ~~value as of October 1, 2018. The Pre-Qualified IPO Catch-Up Amount is intended to provide the Advisor with an incentive fee of 15% on all of the Company's Pre-Incentive Fee Net Investment Income when the Company's Pre-Incentive Fee Net Investment Income reaches the Pre-Qualified IPO Catch-Up Amount in respect of Q4 2018;~~

      2. ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, the~~The Income Fee shall equal 100% of the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the ~~Pre-Qualified IPO~~"Catch-Up Amount") determined on a quarterly basis by multiplying ~~1.7647~~1.8182% by the Company's net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The ~~Pre-Qualified IPO~~ Catch-Up Amount is intended to provide the Advisor with an incentive fee of ~~15~~17.5% on all of the Company's Pre-Incentive Fee Net Investment Income when the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters reaches the ~~Pre-Qualified IPO~~ Catch-Up Amount in respect of the relevant Trailing Twelve Quarters; and

      ~~3.~~

        ~~a. With respect to Q4 2018, provided the Company's Pre-Incentive Fee Net Investment Income exceeds the Pre-Qualified IPO Catch-Up Amount, the Income Fee shall equal 15% of the amount of the Company's Pre-Incentive Fee Net Investment Income in respect of Q4 2018; and~~

        ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, for any calendar quarter in which the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters exceeds the Pre-Qualified IPO Catch-Up Amount, the Income Fee shall equal 15% of the amount of the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters.~~

  ~~(vii) On and after the occurrence of a Qualified IPO, the Company will pay the Income Fee in each calendar quarter as follows:~~

      ~~1.~~

        ~~a. With respect to Q4 2018, no Income Fee in respect of such calendar quarter if the Company's Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;~~

        ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, no Income Fee in any calendar quarter in which the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters does not exceed the Hurdle Amount in respect of the relevant Trailing Twelve Quarters;~~

      ~~2.~~

        ~~a. With respect to Q4 2018, the Income Fee shall equal 100% of the Company's Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to an amount (the "Post-Qualified IPO Catch-Up Amount") determined on a quarterly basis by multiplying 1.8182% by the Company's net asset~~

6

        ~~value as of October 1, 2018. The Post-Qualified IPO Catch-Up Amount is intended to provide the Advisor with an incentive fee of 17.5% on all of the Company's Pre-Incentive Fee Net Investment Income when the Company's Pre-Incentive Fee Net Investment Income reaches the Post-Qualified IPO Catch-Up Amount in respect of Q4 2018;~~

        ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, the Income Fee shall equal 100% of the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to the Post-Qualified IPO Catch-Up Amount determined on a quarterly basis by multiplying 1.8182% by the Company's net asset value at the beginning of each applicable calendar quarter comprising the relevant Trailing Twelve Quarters. The Post-Qualified IPO Catch-Up Amount is intended to provide the Advisor with an incentive fee of 17.5% on all of the Company's Pre-Incentive Fee Net Investment Income when the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters reaches the Post-Qualified IPO Catch-Up Amount in respect of the relevant Trailing Twelve Quarters;~~

      ~~3.~~

        ~~a. With respect to Q4 2018, provided the Company's Pre-Incentive Fee Net Investment Income exceeds the Post-Qualified IPO Catch-Up Amount, the Income Fee shall equal 17.5% of the amount of the Company's Pre-Incentive Fee Net Investment Income in respect of Q4 2018; and~~

      3. ~~b. With respect to any calendar quarter that commences on or after January 1, 2019, for~~For any calendar quarter in which the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters exceeds the ~~Post-Qualified IPO~~ Catch-Up Amount, the Income Fee shall equal 17.5% of the amount of the Company's aggregate Pre-Incentive Fee Net Investment Income in respect of the relevant Trailing Twelve Quarters that exceeds the Catch-Up Amount.

      These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the current quarter. ~~If the Qualified IPO occurs on a date other than the first day of a calendar quarter, the Income Fee shall be calculated for such calendar quarter at a weighted rate calculated based on the fee rates applicable before and after a Qualified IPO based on the number of days in such calendar quarter before and after a Qualified IPO.~~

(v)	~~(viii) With respect to any calendar quarter that commences on or after January 1, 2019, the~~The Income Fee is subject to a cap (the "Incentive Fee Cap"). The Incentive Fee Cap in respect of any calendar quarter is an amount equal to ~~(a)~~ 17.5% of the Cumulative Pre-Incentive Fee Net Return (as defined below) during the relevant Trailing Twelve Quarters ~~(or 15% of the Cumulative Pre-Incentive Fee Net Return during the relevant Trailing Twelve Quarters in the event a Qualified IPO has not occurred)~~ less ~~(b)~~ the aggregate Income Fees that were paid to the Advisor in the preceding eleven calendar quarters (or portion thereof) comprising the relevant Trailing Twelve Quarters. For this purpose, "Cumulative Pre-Incentive Fee Net Return" during the relevant Trailing Twelve Quarters means (x) Pre-Incentive Fee Net Investment Income in respect of the Trailing Twelve Quarters less (y) any Net Capital Loss, if any, in respect of the Trailing Twelve Quarters. If, in any calendar quarter, the Incentive Fee Cap is zero or a negative value,

7

the Company shall pay no Income Fee to the Advisor in respect of that quarter. If, in any calendar quarter, the Incentive Fee Cap is a positive value but is less than the Income Fee calculated in accordance with Section 3(b)(iv) above, the Company shall pay the Advisor the Incentive Fee Cap in respect of such quarter. If, in any calendar quarter, the Incentive Fee Cap is equal to or greater than the Income Fee calculated in accordance with Section 3(b)(iv) above, the Company shall pay the Advisor the Income Fee in respect of such quarter.

  "Net Capital Loss" in respect of a particular period means the difference, if positive, between (i) aggregate capital losses, whether realized or unrealized, in respect of such period and (ii) aggregate capital gains, whether realized or unrealized, in respect of such period.

(vi)	~~(ix)~~ The second part of the Incentive Fee (the "Capital Gains Fee") will be determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of this Agreement as set forth below), and will equal ~~(i) prior to a Qualified IPO, 15.0% of the Company's realized capital gains on a cumulative basis from inception through the end of the fiscal year, and (ii) following a Qualified IPO,~~  17.5% of the Company's realized capital gains on a cumulative basis from inception through the end of the fiscal year, ~~in each case~~ computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.

  For purposes of computing the Capital Gains Fee, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the Capital Gains Fee.

    ~~If a Qualified IPO occurs on a date other than the first day of a fiscal year, a Capital Gains Fee shall be calculated as of the day before the Qualified IPO, with such Capital Gains Fee paid to the Advisor following the end of the fiscal year in which the Qualified IPO occurred. For the avoidance of doubt, such Capital Gains Fee shall be equal to 15.0% of the Company's realized capital gains on a cumulative basis from inception through the day before the Qualified IPO, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.~~

    ~~Following a Qualified IPO, solely for the purposes of calculating the Capital Gains Fee, the Company will be deemed to have previously paid Capital Gains Fees prior to a Qualified IPO equal to the product obtained by multiplying (a) the actual aggregate amount of previously paid Capital Gains Fees for all periods prior to a Qualified IPO by (b) the number obtained by dividing (x) 17.5% by (y) 15.0%.~~

  In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

          (c)   In the event that this Agreement is terminated, to calculate the Base Management Fee and Incentive Fee through the termination date, the Company will engage at its own expense a firm acceptable to the Company and the Advisor to determine the maximum reasonable fair value as of the termination date of the Company's consolidated assets (assuming each asset is readily marketable among institutional investors without minority discount and with an appropriate control premium for any control positions and ascribing an appropriate net present value to unamortized organizational and offering costs and going concern value).

8

        4.    Covenants of the Advisor.    The Advisor hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Advisor hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

        5.    Excess Brokerage Commissions.    The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Advisor determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company's portfolio, and constitutes the best net result for the Company.

        6.    Proxy Voting.    The Advisor shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Advisor's proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Advisor's proxy voting policies and procedures and has been informed as to how it can obtain further information from the Advisor regarding proxy voting activities undertaken on behalf of the Company. ~~The Advisor shall be responsible for reporting the Company's proxy voting activities, as required, through periodic filings on Form N-PX.~~

        7.    Limitations on the Employment of the Advisor.    The services of the Advisor to the Company are not, and shall not be, exclusive. The Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Company, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor's right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Company and the Advisor and by the Advisor's Allocation Policy, the Advisor and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, "Managed Accounts"), in transactions that may or may not correspond with transactions effected or positions held

9

by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Advisor allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Advisor is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Advisor and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Advisor, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Advisor determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Advisor shall seek to execute orders for the Company and for such Managed Account(s) on a basis that the Advisor considers to be fair and equitable over time. In such situations, the Advisor may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Advisor may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Advisor may allocate the investment opportunities among participating accounts in a manner that the Advisor considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Advisor deems relevant.

        8.    Responsibility of Dual Directors, Officers and/or Employees.    If any person who is a manager, partner, officer or employee of the Advisor or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a manager, partner, officer and/or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the Administrator, even if paid by the Advisor or the Administrator.

        9.    Limitation of Liability of the Advisor; Indemnification.    The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor's duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor's duties or by reason of the reckless disregard of the Advisor's duties and obligations under this Agreement (as the same shall be determined in accordance

10

with the Investment Company Act and any interpretations or guidance by the Securities and Exchange Commission or its staff thereunder).

        10.    Effectiveness, Duration and Termination of Agreement.    This Agreement shall remain in effect for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors, or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company's Directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' written notice, by the vote of a majority of the outstanding voting securities of the Company, or by the vote of the Company's Directors or by the Advisor. This Agreement shall automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Upon termination of this Agreement, the Company shall immediately delete the term "Bain Capital" from its corporate name. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Advisor and its representatives as and to the extent applicable.

        11.    No Third Party Beneficiaries.    This Agreement is made for the benefit of and shall be enforceable by, each of the parties hereto and nothing in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person that is not a party (except as herein otherwise specifically provided) to this Agreement.

        12.    Notices.    Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

        13.    Amendments.    This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

        14.    Entire Agreement; Governing Law.    This Agreement and the Advisory Fee Waiver Agreement between the parties hereto contain the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

* * * *

11

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

BAIN CAPITAL SPECIALTY FINANCE, INC.
By:
Name:
Title:
BCSF ADVISORS, LP
By:
Name:
Title:

[Insert Proxy Card]

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON FEBRUARY [1], 2019
PROPOSAL 1 REDUCED ASSET COVERAGE RATIO
PROPOSAL 2 SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT
Income Related Portion of Incentive Fee under the Amended Advisory Agreement(*)
STOCKHOLDER PROPOSALS
OTHER BUSINESS
COMMUNICATIONS WITH THE BOARD
ANNUAL AND QUARTERLY REPORTS
ADDITIONAL INFORMATION
Exhibit A
SECOND AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT BETWEEN BAIN CAPITAL SPECIALTY FINANCE, INC. AND BCSF ADVISORS, LP